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Exhibit 11

                              DATAWORKS CORPORATION
          STATEMENTS OF CONSOLIDATED COMPUTATION OF EARNINGS PER SHARE
                                   (UNAUDITED)
                    (in thousands, except per share amounts)

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
                                                                     Three Months Ended                Six Months Ended
                                                                          June 30,                          June 30,
                                                                   1998             1997             1998             1997
                                                                  -------          -------          -------          -------
BASIC EARNINGS PER SHARE:

Net Income                                                        $   830          $ 1,441          $ 3,922          $ 3,330
                                                                  =======          =======          =======          =======

Weighted average number of common shares outstanding               14,306           13,787           14,209           13,713
                                                                  =======          =======          =======          =======

Basic earnings per share                                          $  0.06          $  0.10          $  0.28          $  0.24
                                                                  =======          =======          =======          =======


DILUTED EARNINGS PER SHARE:

Net Income                                                        $   830          $ 1,441          $ 3,922          $ 3,330
                                                                  =======          =======          =======          =======

Weighted average number of common shares outstanding               14,306           13,787           14,209           13,713

Weighted average options and warrants to purchase common
     Stock as determined by the treasury method                       707              650              806              655

Weighted average number of common shares outstanding as
     Adjusted                                                      15,013           14,437           15,015           14,368
                                                                  =======          =======          =======          =======

Diluted earning per share                                         $  0.06          $  0.10          $  0.26          $  0.23
                                                                  =======          =======          =======          =======

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